Exhibit 10.1

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the "Agreement") is made effective as of the 19th day of November 2014, by and among Asher Enterprises, Inc., a Delaware Corporation having a principal place of business at One Linden Place, Great Neck, New York 11021 (the "Assignor"); Proteus Capital, LLC, a Utah corporation whose address is 3291 East 3900 South, Salt Lake City, UT 84124 (the "Assignee") and  , ECOLOCAP SOLUTIONS INC., a Nevada corporation, (the "Company").

WHEREAS, Assignee wishes to assume, all of the Assignors' right, title, and interest in and to an 8% Convertible Promissory Note, dated as of October 21, 2013 made by the Company in the original principal amount of $32,500.00 in favor of Assignor (the "Note") ; and

WHEREAS, the Assignor desires to assign to the Assignee all of the Assignors' right, title, and interest in and to the Note, based on the terms and conditions set out herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.	Assignment. Subject to and in accordance with the terms and conditions set forth in this Agreement, the Assignor hereby grants, sells, assigns, and conveys to the Assignee, without recourse, all of the Assignor's right, title and interest in and to the Note. Within five (5) business days of receipt of the consideration (as set forth below), Assignor shall mail to the Assignee the original Note.

2.	Consideration. In consideration for the assignment of the Note, Assignor shall be paid the sum of $25,000.00 (the "Purchase Price") to be paid in lawful money of the United States of America by 4:00P.M. November 21, 2014 to the account below:

Transit Routing # 021000021
Account Name – Naidich Wurman Birnbaum & Maday, IOLA
JPMorgan Chase Bank, Bellmore, NY 11710
ACCOUNT#:  PLEASE CALL FOR THE ACCOUNT NUMBER

This Agreement shall be held in escrow pending receipt of the Purchase Price by Assignor.  Upon receipt of confirmation of payment this Agreement shall be released to Assignee. PARTIAL PAYMENT OF THE PURCHASE PRICE IS NOT ACCEPTABLE.

3.	Representations of Assignor. Assignor hereby represents and covenants to Assignee that:

a.	Assignor has all requisite authority to execute and deliver this Agreement and any other document contemplated by this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

b.	The outstanding principal amount of the Note, as of November 19, 2014 is $32,500.00.

c.	Assignor's interest in and to the Note is free and clear of all liens,

encumbrances, obligations or defects which are of record prior to the date of this Agreement.

d.	Assignor is an "accredited investor" within the meaning of Regulation D, Rule 501 (a), promulgated by the Securities and Exchange Commission under the Securities Act.

e.	Neither Assignor nor any of its officers and directors arc now, or have been in the last 90-days, officers or directors of the Company, or beneficial holders of 10% or more of its stock

4.	Representations of Assignee. The Assignee hereby represents and covenants, individually, to the Company that:

a.	Assignee has all requisite power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement to be signed by the Assignee and to perform its obligations hereunder and to consummate the transactions contemplated hereby;

b.	Assignee understands that the shares to be issued upon conversion of the Note have not been, and may not be, registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Assignee's representations as expressed herein or otherwise made pursuant hereto;

c.	Assignee has substantial experience in evaluating and investing in securities of companies similar to the Company and acknowledges that it can protect its own interests. Assignee has such knowledge and experience in financial and business matters so it is capable of evaluating the merits and risks of its investment in the Company. Assignee are an "accredited investor" within the meaning of Regulation D, Rule 501 (a), promulgated by the Securities and Exchange Commission under the Securities Act;

d.	Assignee has had an opportunity to receive all information related to the Company requested by them and to ask questions of and receive answers from the Company regarding the Company, and its business. Assignee has reviewed the Company's periodic reports on file with Securities and Exchange Act filings;

e.	Assignee understands that there is a limited trading market for the shares issued upon conversion of the Note and that an active market may not develop for the shares.

f.	Assignee represents and warrants that it has read the terms of the Note and agrees to such terms.

5.	Entire Agreement. This Agreement constitutes the entire agreement between the parties in respect of the assignments contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement. This Agreement expressly supersedes and replaces any and all prior understandings or agreements between the parties with respect to the subject matter of this Agreement.

6.	All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement. The Assignor further agrees that it will, at any time and from time to time after the date hereof, upon the Assignee's request, execute, acknowledge and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transactions contemplated in this Agreement.

7.	Choice of Law. This Agreement shall be governed by, and construed with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

8.	Notices. Notices to Assignee under the Note, shall be to the address set forth above.

9.	Headings. The headings and captions contained in this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of this Agreement.

10.	Survival. Each party is entitled to rely on the representations and warranties of the other party and all such representations and warranties will be effective regardless of any investigation that the party has undertaken of failed to undertake. The representations and warranties will survive the effective date of this Agreement and continue in full force and effect until six (6) months after the effective date of this Agreement.

11.	No Assignment. No Party may assign any right, benefit or interest in this Agreement without the written consent of the other party, which consent may not be unreasonably withheld. This Agreement will inure to the benefit of, and be binding upon, the Assignors and the Assignee and their respective successors and assigns.

12.	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

13.	Release. Upon receipt by Assignor of the Purchase Price, "Assignor hereby irrevocably and unconditionally releases and forever discharges the Company of and from any and all rights, obligations, promises, agreements, debts, losses, controversies, claims, causes of action, liabilities, damages, and expenses, including without limitation attorneys' fees and costs, of any nature, whether known or unknown, asserted or unasserted, which it ever had, now have, or hereafter may have against the Company under the Note.

14.	Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Assignor:

ASHER ENTERPRISES, INC.

By:               CURT KRAMER

Name:       Curt Kramer

Title:          President

Company:

ECOLOCAP SOLUTIONS INC.

By:            MICHAEL SIEGEL

MICHAEL SIEGEL
Chief Executive Officer

Assignee:

Proteus Capital, LLC

By:               DAVID FIFE
Name:       David Fife
Title:          President